FOR IMMEDIATE RELEASE

Tower International Reports Solid Fourth Quarter Results

And Positive Outlook for 2014 and 2015

LIVONIA, Mich., February 13, 2014 – Tower International, Inc. [NYSE: TOWR], a leading integrated global manufacturer of engineered structural metal components and assemblies, today announced fourth quarter 2013 results and provided preliminary outlooks for 2014 and 2015.

•	Revenue for the fourth quarter was $517 million, up 2 percent from $508 million in the fourth quarter 2012.

•	Adjusted EBITDA for the quarter was $49.6 million, up 11 percent from $44.5 million a year ago. The improvement primarily reflected favorable net cost performance.

•	Net income of $19.0 million in the fourth quarter 2013 compared with net income of $13.7 million a year ago. As detailed below, this year’s fourth quarter included certain items, primarily a tax adjustment, that favorably impacted results by $9.4 million. Excluding these items and comparable items in the fourth quarter of 2012, diluted adjusted earnings were $0.45 per share, up significantly from $0.05 per share a year ago.

•	For full year 2013, revenue was up 1% (at $2.1 billion), adjusted EBITDA was up 7% (to $212.3 million), adjusted EBITDA margin was up 60 basis points (to 10.1%), and diluted adjusted earnings per share were up 111% (to $2.28).

•	Adjusted free cash flow was positive $23 million in the quarter and $35 million for the full year, exceeding our prior outlook by $5-$10 million.

•	Net debt leverage at year-end declined to 1.7 times adjusted EBITDA.

•	Pension net liability under GAAP declined by $46 million during 2013, to $55 million.

•	Liquidity at year-end 2013 was a record $315 million, up from $207 million at year-end 2012. An additional $33 million of liquidity was added on January 31 when the company increased the size of its U.S. term loan (which matures in 2020), concurrent with a re-pricing that reduced the interest rate by 75 basis points (to 4.00% at present conditions); the net reduction in ongoing annual interest expense will be $1.8 million.

•	For 2014, the preliminary outlook includes improvements from 2013 in revenue (to about $2,150 million) and diluted adjusted earnings per share (to a range of $2.70-$2.90). The range outlook for adjusted EBITDA is $210-$215 million, which includes higher launch-related cost of about $10 million. About half of the increased launch cost is expected to come from two new sources of profitable growth that are anticipated to add about $80 million of revenue in 2015. This new business includes a major new award in North America and a pending supply agreement that would result in Tower’s first production in Mexico. Adjusted free cash flow is projected to be about $15 million in 2014, which represents $50 million of “ongoing” cash flow, net of deploying $35 million for the opportunistic growth investments.

•	For 2015, the preliminary revenue outlook increases to approximately $2.3 billion and adjusted EBITDA increases to approximately $235 million. Adjusted free cash flow is presently projected at $70 million in 2015.

“Tower delivered on several promised break-throughs in financial results in 2013, including double-digit adjusted EBITDA margin, adjusted earnings per share more than doubled, significant positive free cash flow, and significant improvements in leverage and liquidity,” said President and CEO Mark Malcolm. “We expect 2014 to be a follow-through year, further building financial strength and momentum, and setting the stage for a higher growth trajectory for Tower in 2015 and beyond.”

Tower to Host Conference Call Today at 11 a.m. EST

Tower will discuss its fourth quarter 2014 results, preliminary outlooks for 2014 and 2015, and other related matters in a conference call at 11 a.m. EST today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company’s website or by telephone. The slide presentation and webcast can be accessed via the investor relations portion of Tower’s website www.towerinternational.com.

To dial into the conference call, domestic callers should dial (866) 393-4576, international callers should dial (706) 679-1462. An audio recording of the call will be available approximately two hours after the completion of the call. To access this recording, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference Conference I.D. #89171576. A webcast replay will also be available and may be accessed via Tower’s website.

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “Adjusted EBITDA”, “Adjusted EBITDA margin”, “Adjusted Earnings Per Share (EPS)”, “free cash flow”, “adjusted free cash flow” and “net debt.” We define Adjusted EBITDA as net income / (loss) before interest, taxes, depreciation, amortization, restructuring items and other adjustments described in the reconciliations provided in this presentation. Adjusted EBITDA margin represents Adjusted EBITDA divided by revenues. Adjusted Earnings Per Share exclude certain income and expense items described in the reconciliation provided in this presentation. Free cash flow is defined as cash provided by operating activities less cash disbursed for purchases of property, plant and equipment. Adjusted free cash flow is free cash flow excluding cash received or disbursed for customer tooling. Net debt represents total debt less cash and cash equivalents. We use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Earnings Per Share, free cash flow, adjusted free cash flow and net debt as supplements to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and they are included in this press release because they are principal factors upon which our management assesses performance. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP are set forth below. The non-GAAP measures presented above are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently than we do and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s projected revenue, Adjusted EBITDA and diluted adjusted earnings per share and statements regarding net reductions in ongoing annual interest expense, new sources of profitable growth, future financial results and the Company’s future business outlook. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this press release and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	risks associated with business divestitures; and
•	costs or liabilities relating to environmental and safety regulations.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Revenues	$516,804	$508,144	$2,102,019	$2,084,914
Cost of sales	456,840	474,808	1,858,553	1,871,290
Gross profit	59,964	33,336	243,466	213,624
Selling, general, and administrative expenses	35,353	32,768	133,588	134,019
Amortization expense	659	1,140	2,793	4,579
Restructuring and asset impairment charges, net	2,301	2,785	21,207	10,738
Operating income / (loss)	21,651	(3,357)	85,878	64,288
Interest expense	7,693	13,508	52,068	54,757
Interest income	311	111	1,209	942
Other expense	30	-	48,448	-
Income / (loss) before provision / (benefit) for income taxes and equity in loss of joint venture	14,239	(16,754)	(13,429)	10,473
Provision / (benefit) for income taxes	(6,480)	(2,458)	2,077	15,255
Equity in loss of joint venture, net of tax	(185)	-	(558)	-
Income / (loss) from continuing operations	20,534	(14,296)	(16,064)	(4,782)
Income from discontinued operations, net of tax	-	30,368	-	29,790
Net income / (loss)	20,534	16,072	(16,064)	25,008
Less: Net income attributable to the noncontrolling interests	1,564	2,349	4,211	6,976
Net income / (loss) attributable to Tower International, Inc.	$18,970	$13,723	$(20,275)	$18,032

Weighted average common shares outstanding
Basic	20,471,819	20,247,134	20,387,168	20,080,839
Diluted	21,164,188	20,411,868	20,387,168	20,447,072

Basic income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.93	$(0.82)	$(0.99)	$(0.58)
Income per share from discontinued operations	-	1.50	-	1.48
Income / (loss) per share	0.93	0.68	(0.99)	0.90

Diluted income / (loss) per share attributable to Tower International, Inc.:
Income / (loss) per share from continuing operations	$0.90	$(0.82)	$(0.99)	$(0.58)
Income per share from discontinued operations	-	1.49	-	1.46
Income / (loss) per share	0.90	0.67	(0.99)	0.88

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data - unaudited)

	December 31, 2013	December 31, 2012

ASSETS
Cash and cash equivalents	$134,880	$113,943
Accounts receivable, net of allowance of $2,071 and $4,105	255,674	266,138
Inventories	81,278	81,336
Deferred tax asset - current	8,649	10,447
Prepaid tooling, notes receivable, and other	44,896	96,349
Total current assets	525,377	568,213

Property, plant, and equipment, net	549,605	573,148
Goodwill	66,976	64,793
Investment in joint venture	8,624	-
Deferred tax asset - non-current	3,732	3,149
Other assets, net	28,679	28,819
Total assets	$1,182,993	$1,238,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt and current maturities of capital lease obligations	$39,704	$74,605
Accounts payable	262,425	264,897
Accrued liabilities	129,167	134,664
Total current liabilities	431,296	474,166

Long-term debt, net of current maturities	454,073	411,590
Obligations under capital leases, net of current maturities	10,013	10,783
Deferred tax liability - non-current	14,381	13,021
Pension liability	54,915	100,780
Other non-current liabilities	81,446	86,908
Total non-current liabilities	614,828	623,082
Total liabilities	1,046,124	1,097,248

Stockholders' Equity:
Tower International, Inc.'s stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 authorized and 0 issued and outstanding	-	-
Common stock, $0.01 par value, 350,000,000 authorized, 21,079,027 issued and 20,472,637 outstanding at December 31, 2013 and 20,830,425 issued and 20,247,134 outstanding at December 31, 2012	211	208
Additional paid in capital	327,998	321,032
Treasury stock, at cost, 606,390 and 583,291 shares as of December 31, 2013 and December 31, 2012	(8,594)	(8,297)
Accumulated deficit	(257,487)	(237,212)
Accumulated other comprehensive income / (loss)	12,247	(12,484)
Total Tower International, Inc.'s stockholders' equity	74,375	63,247
Noncontrolling interests in subsidiaries	62,494	77,627
Total stockholders' equity	136,869	140,874

Total liabilities and stockholders' equity	$1,182,993	$1,238,122

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

OPERATING ACTIVITIES:
Net income / (loss)	$20,534	$16,072	$(16,064)	$25,008
Less: Income from discontinued operations, net of tax	-	30,368	-	29,790
Income / (loss) from continuing operations	20,534	(14,296)	(16,064)	(4,782)

Adjustments required to reconcile income / (loss) from continuing operations to net cash provided by operating activities:
Non-cash restructuring and asset impairment charges, net	230	575	11,236	575
Premium on notes redemption and other fees	30	-	48,448	-
Deferred income tax provision	(10,837)	(3,538)	(10,464)	9,052
Depreciation and amortization	23,904	24,643	94,837	92,856
Non-cash share-based compensation	1,083	1,128	4,743	9,613
Pension expense / (income), net of contributions	(3,777)	18,516	(17,131)	2,568
Change in working capital and other operating items	72,414	36,576	37,745	(8,501)
Net cash provided by continuing operating activities	$103,581	$63,604	$153,350	$101,381

INVESTING ACTIVITIES:
Cash disbursed for purchases of property, plant, and equipment, net	$(49,570)	$(35,068)	$(96,794)	$(119,771)
Net proceeds from sale of property, plant, and equipment	-	-	12,040	-
Investment in joint venture	-	-	(6,293)	-
Net cash used in continuing investing activities	$(49,570)	$(35,068)	$(91,047)	$(119,771)

FINANCING ACTIVITIES:
Proceeds from borrowings	$102,936	$186,520	$560,288	$651,781
Repayments of borrowings	(130,445)	(227,756)	(615,292)	(638,782)
Proceeds from borrowings on Term Loan Credit Facility	-	-	417,900	-
Redemption of notes	-	-	(361,992)	-
Premium paid on notes redemption and other fees	-	-	(43,078)	-
Debt financing costs	(1,441)	-	(10,878)	-
Premium paid on re-pricing of Term Loan Credit Facility and other fees	-	-	(4,318)	-
Secondary stock offering transaction costs	(754)	-	(814)
Proceeds from stock options exercised	157	-	2,224	-
Purchase of treasury stock	-	-	(297)	(3,167)
Noncontrolling interest dividends	(2,581)	-	(9,329)	-
Net cash provided by / (used in) continuing financing activities	$(32,128)	$(41,236)	$(65,586)	$9,832

Discontinued operations:
Net cash from discontinued operating activities	$-	$9,320	$-	$(10,616)
Net cash from discontinued investing activities	4,798	(29,474)	20,492	(51,352)
Net cash from discontinued financing activities	-	25,783	-	45,358
Net cash from discontinued operations	$4,798	$5,629	$20,492	$(16,610)

Effect of exchange rate changes on continuing cash and cash equivalents	$1,851	$2,044	$3,728	$4,127

NET CHANGE IN CASH AND CASH EQUIVALENTS	$28,532	$(5,027)	$20,937	$(21,041)

CASH AND CASH EQUIVALENTS:
Beginning of period	$106,348	$118,970	$113,943	$134,984

End of period	$134,880	$113,943	$134,880	$113,943

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA AND NON-GAAP FINANCIAL MEASURE RECONCILIATIONS

(Amounts in thousands - unaudited)

Segment Data	Three Months Ended December 31,
	2013		2012
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$244,766	$22,299	$235,889	$21,771
Americas	272,038	27,302	272,255	22,731
Consolidated	$516,804	$49,601	$508,144	$44,502

	Year Ended December 31,
	2013		2012
	Revenues	Adjusted EBITDA	Revenues	Adjusted EBITDA
International	$951,019	$79,090	$945,905	$85,423
Americas	1,151,000	133,204	1,139,009	112,463
Consolidated	$2,102,019	$212,294	$2,084,914	$197,886

Adjusted EBITDA reconciliation	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$49,601	$44,502	$212,294	$197,886
Restructuring and asset impairment charges, net	(2,301)	(2,785)	(21,207)	(10,738)
Depreciation and amortization	(23,904)	(24,643)	(94,837)	(92,856)
Acquisition costs and other	(3)	(146)	(907)	(431)
Long-term compensation expense	(1,742)	(1,128)	(6,630)	(10,416)
Interest expense, net	(7,382)	(13,397)	(50,859)	(53,815)
Other expense	(30)	-	(48,448)	-
Closure of Tower Defense & Aerospace	-	-	(2,835)	-
Benefit / (provision) for income taxes	6,480	2,458	(2,077)	(15,255)
Equity in loss of joint venture	(185)	-	(558)	-
Income from discontinued operations, net of tax	-	30,368	-	29,790
Pension actuarial loss	-	(19,157)	-	(19,157)
Net income attributable to noncontrolling interests	(1,564)	(2,349)	(4,211)	(6,976)
Net income / (loss) attributable to Tower International, Inc.	$18,970	$13,723	$(20,275)	$18,032

Adjusted free cash flow reconciliation	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net cash provided by continuing operating activities	$103,581	$63,604	$153,350	$101,381
Cash disbursed for purchases of PP&E, net	(49,570)	(35,068)	(96,794)	(119,771)
Free cash flow	54,011	28,536	56,556	(18,390)
Net cash provided / (disbursed) for customer-owned tooling	30,966	(2,292)	21,108	3,550
Adjusted free cash flow	$23,045	$30,828	$35,448	$(21,940)

Net debt reconciliation	December 31,	December 31,
	2013	2012
Short-term debt and current maturities of capital lease obligations	$39,704	$74,605
Long-term debt, net of current maturities	454,073	411,590
Obligations under capital leases, net of current maturities	10,013	10,783
Total debt	503,790	496,978
Less: Cash and cash equivalents	(134,880)	(113,943)
Net debt	$368,910	$383,035

TOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CERTAIN ITEMS INCLUDED IN NET INCOME

(Amounts in thousands, except per share amounts - unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012

Income / (expense) items included in net income / (loss), net of tax:
Cost of sales
Closure of Tower Defense & Aerospace	$-	$-	$(4,414)	$-
Pension actuarial loss	-	(19,157)	-	(19,157)
Selling, general, and administrative expenses
Incentive compensation related to funding events	-	-	-	(6,105)
Acquisition costs and other	-	-	(327)	-
Restructuring expense
One-time restructuring actions	(1,195)	(1,563)	(2,219)	(2,766)
Plant relocation	-	(170)	-	(3,041)
Facility closure	-	-	(3,575)	-
Asset impairment charges	(230)	-	(10,935)	(575)
Interest expense
Acceleration of the amortization of debt issue costs and OID	-	-	(11,342)	-
Other expense
Premium on redemption of Senior Secured Notes	-	-	(42,470)	-
Premium and other fees for re-pricing of Term Loan	130	-	(4,410)	-
Secondary stock offering transaction costs	(160)	-	(960)	-
Breakage of Letter of Credit Facility	-	-	(608)	-
Provision for income taxes
Foreign subsidiary tax audit	-	3,252	2,300	4,339
Non-cash income tax benefit on gain in other comprehensive income	10,828	-	10,828	-
Valuation allowance in Brazil	-	-	-	(6,494)
Discontinued operations
Income from discontinued operations	-	30,368	-	29,790
Total items included in net income	$9,373	$12,730	$(68,132)	$(4,009)

Net income / (loss) attributable to Tower International, Inc.	$18,970	$13,723	$(20,275)	$18,032

Memo: Average shares outstanding (in thousands)
Basic	20,472	20,247	20,387	20,081
Diluted	21,164	20,412	20,387	20,447

Income / (loss) per common share (GAAP)
Basic	$0.93	$0.68	$(0.99)	$0.90
Diluted	0.90	0.67	(0.99)	0.88

Diluted adjusted earnings per share (non-GAAP)*	$0.45	$0.05	$2.28	$1.08

* Excludes the certain items shown above. For the year ended December 31, 2013, a diluted share count of 20.9 million was used to calculate diluted adjusted earnings per share.

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